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                                                                   EXHIBIT 10.18

                        NETWORK ACCESS SOLUTIONS, INC.
                        DEFERRED COMPENSATION AGREEMENT

This agreement is entered into by and between Network Access Solutions, Inc. (hereinafter referred to as "the Company" and Jon Aust (hereinafter referred to as "the Employee") on this 1st day of June, 1997. Pursuant to this Agreement, the Employee may irrevocably elect to defer receipt of certain payments of compensation for service performed for the Company to which he might otherwise become currently entitled after the date set forth above.

1. Deferred Amounts:  In addition to the Employee's salary and other
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   compensation, the Company shall make payments of Deferred Amounts in the amounts and on the conditions set forth herein:

   A. If after the date of this Agreement, the Company should approve and award a discretionary bonus to the Employee based on an assessment of the Company, then all or a portion of any such bonus, but not more than $355,000 shall not be currently payable to the Employee but shall instead be credited to him as a Deferred Amount.

   B. Deferred Amounts to which the Employee shall become entitled under subparagraph "A" above shall be credited by the Company to a bookkeeping account and such account shall also be credited with additional Deferred Amounts equal to interest, adjusted and compounded quarterly at a rate to be determined annually by the Company.

   C. All Deferred Amounts to which the Employee shall become entitled under this Agreement shall be paid to the Employee as a lump sum on the earlier of: (1) a date within six months after the date of termination of the Employee's employment with the Company for any reason, or (2) installments of $118,333.33 (plus interest) on each of June 1, 1999, December 1, 1999 and June 1, 2000.

   D. In the event of the death of the Employee before full payment of all Deferred Amounts to which he is entitled under this Agreement, any unpaid amounts shall be paid to Longma Aust (or in the event that Longma Aust does not survive, to the Employee's children, equally).

2. Term:  The deferrals provided for by this Agreement shall be effective only
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   with respect to salary or other compensation otherwise payable on or before
   December 31,
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   1997. The provisions of this Agreement with respect to crediting of interest and time of payment shall, however, remain in effect until all Deferred Amounts are paid.

3. Nature of Company's Obligation:  The Company's obligation to make payments of
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   Deferred Amounts in accordance with this Agreement is an unsecured contractual obligation to make payments when due and shall not be construed to require the Company to hold any funds in trust for the benefit of the Employee, to otherwise fund in advance the promised Deferred Amounts, or to create a trust or fiduciary relationship of any kind between the Company and the Employee or any other person. By this Agreement, the Employee irrevocably agrees that any Deferred Amounts payable hereunder shall become payable only at the time set forth in Paragraph I above, and on the other conditions set forth herein. This Agreement shall not be construed to secure to the Employee any right to continued employment by the Company.

4. This Agreement is a personal agreement and the rights of the Employee or his beneficiary hereunder may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered.

5. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company.

6. During the Employee's lifetime, the Company and Employee by mutual agreement may amend, modify, or rescind this Agreement without the consent of any other person.


IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the date first written above.


                              NETWORK ACCESS SOLUTIONS, Inc.

                              By:     /s/  Longma M. Aust
                                      ---------------------------------
                                            President

                              Attest: /s/  Longma M. Aust
                                      -------------------------------
                                            Secretary

                              Attest: /s/  Jon Aust
                                      -------------------------------
                                            Employee